Dated the 14th day of July 2000




                                 POMPON LIMITED




                                       TO




                            BONSO INVESTMENT LIMITED





                               A S S I G N M E N T





REGISTERED in the Land Registry by

Memorial No. __________________

on ______________________


                                p. Land Registrar


                                   WONG & FOK
                                   Solicitors,
                             Room 1801, 18th Floor,
                            Tuen Mun Parklane Square,
                               No. 2 Tuen Hi Road,
                                    Tuen Mun,
                                New Territories,
                                   Hong Kong.

                               Ref : WPF/801134/00

THIS ASSIGNMENT is made the 14th day of July 2000

BETWEEN

(1) POMPON LIMITED whose registered office is situate at Flat 10B, Block 3, Bauhinia Court, World Wide Gardens, Sha Tin, New Territories, Hong Kong ("the Vendor") and

(2) BONSO INVESTMENT LIMITED, whose registered office is situate at Unit A-D, 8th Floor, Universal Industrial Centre, 23-25 Shan Mei Street, Fo Tan, Shatin, New Territories, Hong Kong ("the Purchaser").

1. In consideration of the sum of HONG KONG DOLLARS FOURTEEN MILLION ONE HUNDRED AND THIRTY EIGHT THOUSAND ONLY (HK$14,138,000.00) paid by the Purchaser to the Vendor (receipt whereof is acknowledged) the Vendor as Beneficial Owner ASSIGNS to the Purchaser the land described in the Schedule hereto ("the Property") TO HOLD the same unto the Purchaser for the residue of the term of years created by the Government Lease referred to in the Schedule Subject to the payment of a due proportion of the yearly Government rent reserved by and the covenants, conditions and provisos contained in the Government Lease and Subject to and with the benefit of a Licence, an Assignment, a Deed of Mutual Covenant and a Management Agreement respectively registered in the Land Registry by Memorial Nos. 380930, 570997, 2190469 and 2488325 (hereinafter collectively referred to as "the said Deed of Mutual Covenant").

2. The Vendor hereby covenants with the Purchaser that the Vendor has duly observed and performed all the covenants and conditions in the said Deed of Mutual Covenant contained and on the part of the Vendor to be performed and observed.

3. The Purchaser hereby covenants with the Vendor that the Purchaser will henceforth observe and perform the covenants, terms and conditions in the said Deed of Mutual Covenant reserved and contained and will indemnify the Vendor against all actions suits expenses claims and demands on account of or in respect of the non-observance or non-performance of the said covenants terms and conditions or any of them.

4. The Purchaser hereby further covenants with the Vendor that the Purchaser will not carry on or suffer or permit to be carried on on the Property or any part thereof all or any of the trades or business of wharfingers, lighterman, godown keepers, warehouseman, stevedores, dockers, or owners or operators of wharves, docks, godown, warehouses, piers, lighters, barges, or similar vessels provided however that the above covenants shall not prohibit the use of any one or more offices in the said Building referred to in the Schedule hereto as the business or administrative office of any person or company carrying on any of the business aforesaid.

5. The Purchaser hereby further covenants with The Hongkong Land Company Limited, Grayhill Estates Limited, Capsey Company Limited, Aimrite Company Limited that there is no right of light and air to any of the windows on the side of the said Building overlooking the praya now forming the entrance to the Ocean Terminal and that if any future development takes place on the Praya, the Purchaser and his or its successors and assigns will have no right to the continuation of light and air to these windows (notwithstanding the Purchaser may at the date hereof have the enjoyment of such right of light and air, if any) or to object to or to claim compensation in respect thereof.

6. It is hereby agreed and declared by the parties hereto that the respective covenants by the Vendor and the Purchaser implied by the Conveyancing and Property Ordinance Cap. 219 of the Laws of Hong Kong and herein contained shall be construed and shall take effect so far as they affect or relate to the Property but not further or otherwise.

7. It is hereby certified that the Property subject to this assignment is non-residential property within the meaning of Section 29A(1) of the Stamp Duty Ordinance.

     IN WITNESS whereof the parties hereto have executed this Assignment the day and year first above written.

                                 S C H E D U L E
                                 ---------------
1.       The Property:

     (a)  Lot number, sections, undivided shares, descriptions, address, etc.:
          ALL THOSE 70 equal undivided 19,328th parts or shares of and in ALL THAT piece or parcel of ground registered in the Land Registry as SECTION A OF KOWLOON MARINE LOT NO. 10 And of and in the building thereon known as the date hereof as "STAR HOUSE" (formerly known as "Kowloon Commercial Centre") ("the said Building") TOGETHER with the sole and exclusive right and privilege to hold use occupy and enjoy ALL THOSE UNITS NOS. 1106, 1107, 1108, 1109 and 1110 on the ELEVENTH FLOOR of the said Building (which said Units are more particularly shown on the Plan annexed to an Assignment registered in the Land Registry by Memorial No. 2214931 ("the said Assignment") and thereon coloured Pink and marked "1106, 1107, 1108, 1109 and 1110")

     (b)  Exceptions and reservations, etc.:

          (i) Except and reserved as in the Government Lease is excepted and reserved; and

          (ii) Except and reserved as in the said Assignment is excepted and reserved.

     (c) Easements and other appurtenant rights, if any: Subject to and with the benefit of such covenants rights of way easements and other appurtenant rights (if any) as are more particularly described in the said Assignment.

2.       The Government Lease:

(a)      Date              :    the 12th day of March 1910

(b)      Parties           :    His late Majesty King Edward VII of the
                                one part and The Hong Kong and Kowloon Wharf and Godown Company Limited of the other part

(c)      Term              :    for the term of 999 years commencing from the
                                25th day of July 1864

(d)      Lot Number        :    Kowloon Marine Lot No. 10

SEALED with the Common Seal             )
of the Vendor and SIGNED                )
by Poon Yuen Pui, one                   )
of its directors ---------------------  )
                                        )
                                        )
director(s) duly authorised by          )
resolution of Board of                  )
Director in the presence of:            )


/s/ Terence K.W. Chan
Solicitor, Hong Kong SAR.


SEALED with the Common Seal             )
of the Purchaser and SIGNED             )
by So Hung Gun Anthony -------          )
--------------------------------------- )
                                        )
                                        )
director(s) duly authorised by          )
resolution of Board of                  )
Director in the presence of:            )


/s/ FOK WOO PING
Solicitor, Hong Kong SAR
Wong & Fok